Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-191077) and the Registration Statements on Form S-8 (No. 33-36981, 33-91196, 333-60665, 333-60942, 333-128363, 333-128364, 333-148502, 333-184202, 333-201977, and 333-206123) of Orbital ATK, Inc. of our report dated March 14, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 15, 2016